Exhibit 99.1


Utilicraft - CapNet Sign $260 Million Investment Banking Engagement Agreement
-----------------------------------------------------------------------------


ALBUQUERQUE, N.M., November 7, 2007 (Business Wire) -- Utilicraft Aerospace Industries, Inc. (OTC BB:UITA.OB) announced today that the company has entered into an Investment banking engagement agreement for a two year period with CapNet Securities Corporation ("CapNet") as its exclusive financial consultant, placement Agent and finder in connection with various financing strategies.

The initial (Stage 1) contemplated equity financing is planned at Ten Million Dollars ($10 million) which will be used for the completion of the Utilicraft Prototype Aircraft now under construction by Metalcraft Technologies.

The secondary (Stage 2) contemplated equity financing is planned at Two-Hundred and Fifty Million Dollars ($250,000,000) which will be used to complete FAA Certification and commence initial production of the Utilicraft Freight Feeder Aircraft.

We are looking forward to working with Utilicraft on financing a new plane which meets the specific needs of the air-freight business. These niche opportunities we feel, represent an excellent opportunity for venture capital positioned in the lower middle markets. (Bo Ritz., CEO -CapNet Securities Corporation)

The agreement will be conducted on a best-efforts basis and may be terminated by either party after six months.


About CAPNET Securities Corporation:
------------------------------------

CapNet Securities Corporation is an FINRA member broker/dealer, registered in 35 states, specializing in investment banking services. CapNet Securities provides a custom approach to investment banking, adding significant value to entrepreneur and investor alike, while also operating as a traditional full service brokerage firm. CapNet provides a wide range of financial solutions to meet specific client needs, be it an institution which needs expertise in the fixed income market, or a small to medium enterprise requiring investment banking services.

For more information on CapNet Securities Corporations visit their website at: www.capnetsecurities.com



About Utilicraft Aerospace Industries, Inc.:
--------------------------------------------

Utilicraft Aerospace Industries, Inc. was formed to implement a system solution to the current problem of declining capacity in the short haul (or feeder) route segments of the air cargo and overnight express companies.

The FF-1080 Freight Feeder aircraft is a new fuel-efficient cost-effective, air vehicle which is the result of Utilicraft's extensive research and development. The FF-1080 is revolutionary because of it's capability to carry standard industry air containers on short-to-medium range/medium density routes combined with the aircraft's integrated air cargo information system for the freight feed market. The FF-1080 an all aluminum twin-engine, high-wing, un-pressurized, fixed gear, single pilot capable, turboprop aircraft, specifically designed as a utility air freight transport system. The aircraft satisfies an industry recognized need to cost effectively feed containerized air cargo to the major hubs of the scheduled passenger carriers and the overnight express airlines.

The aircraft is also designed for short take-off and landing (STOL) capability. This feature makes the FF-1080 the only short-haul, heavy-lift containerized Feeder aircraft capable of cost-effectively transporting ten revenue tons over two thousand nautical miles from airfields with less than 3,500 feet of runway, expanding air cargo capacity to many smaller cities and airports worldwide.

The Company has also developed the Automatic Flat Rate System (AFRS) Patent, a Company owned system that will allow the FF-1080 aircraft to operate with substantially more fuel efficiency than any other freight feeder aircraft in the world, saving the operator substantial fuel operating cost, and consequently reducing pollution as the aircraft operates in the freight feed system - making it environmentally friendly. See more on the FF-1080 aircraft and the Company's patents at www.utilicraft.com and on Utilicraft Green Technology at http://www.utilicraft.com/green_tech/index.html.

Forward Looking Statements
--------------------------

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release involve risks and uncertainties and reflect the company's current views with respect to possible future events. Readers are cautioned that no forward-looking statement can be guaranteed and actual results or events may materially differ from those projected or anticipated. In particular, the following factors, among others, could cause actual results or events to differ materially from those described in the forward-looking statements: the company's ability to obtain and fulfill contracts for the sale of products, protect intellectual property rights and manage future growth; market acceptance of future products; product supplier delays; design and engineering certification delays or denials; and the introduction of similar products by competitors. Any forward-looking statement made in this press release is made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect the company's business.

For more information on Utilicraft Aerospace Industries, Inc., please visit www.utilicraft.com.


--------------------------------------------------------------------------------
For Investor Relations contact:

Email Investor Relations at info@utilicraft.com
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For Utilicraft Aerospace Industries, Inc. Product Information contact:

Scott Jacox - VP Marketing, Utilicraft Aerospace Industries Inc.
(866) 843-1348
info@utilicraft.com
--------------------------------------------------------------------------------